Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

KENNETH COLE PRODUCTIONS, INC.

UNDER SECTION 807 OF THE

BUSINESS CORPORATION LAW

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We, the undersigned, Paul Blum and Michael F. Colosi, being respectively the Chief Executive Officer and Secretary of Kenneth Cole Productions, Inc. (the “Corporation”) do hereby certify as follows:

FIRST: The name of the Corporation is Kenneth Cole Productions, Inc. The name under which the Corporation was formed is Kenneth Cole, Inc.

SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on September 3, 1982.

THIRD: The Certificate of Incorporation of the Corporation is amended to read as follows: (i) to change the aggregate number and classes of shares which the Corporation has authority to issue pursuant to Article 4 from 50,000,000, none of which are currently outstanding, consisting of (a) 40,000,000 shares of Class A Common Stock, par value $0.01 per share, (b) 9,000,000 shares of Class B Common Stock, par value $0.01 per share, and (c) 1,000,000 shares of Preferred Stock, par value $1.00 per share, to 1,000, consisting of 1,000 shares of Common Stock, par value $0.01 per share; (ii) to change the address to which the Secretary of State shall send a copy of any process against the Corporation served upon him pursuant to Article 5; (iii) to replace Article 7 with a new Article 7 regarding the exculpation of the directors of the Corporation, (iv) to amend the provisions of Article 8 with respect to the indemnification of the directors and officers of the Corporation, (v) to provide for written consent of shareholders pursuant to new Article 9 and (vi) to elect not to be governed by Section 912 of the Business Corporation Law of the State of New York pursuant to new Article 10.

FOURTH: To effect the foregoing amendments, the text of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

1. The name of the Corporation is Kenneth Cole Productions, Inc.

2. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Section 402 of the Business Corporation Law of the State of New York. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

3. The office of the Corporation is to be located in the City of New York, County of New York, State of New York.

4. The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

5. The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: Kenneth Cole Productions, Inc., 603 West 50th Street, New York, NY 10019.

6. No holder of any shares of any class shall have any preemptive right to purchase any other shares or securities of any class which may at any time be sold or offered for sale by the Corporation.

7. The personal liability of the directors of the Corporation is hereby eliminated and limited to the fullest extent permitted by Section 402(b) of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

8. A. The Corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, resolution of shareholders, resolution of directors, agreement, insurance policy or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Corporation.

B. Without limiting the foregoing, the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

C. Without limiting the foregoing, the Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with an appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this part B shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

D. Expenses incurred in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by Section 725(a) of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

9. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

10. The Corporation expressly elects not to be governed by Section 912 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

FIFTH: The amendment of the Certificate of Incorporation of the Corporation was authorized by a vote of a majority of the Board of Directors of the Corporation at a meeting duly called and held on September 24, 2012 and by the holders of a majority of all outstanding shares of the Corporation’s Common Stock entitled to vote thereon at a meeting of the Corporation’s shareholders duly called and held on September 24, 2012.

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IN WITNESS WHEREOF, the undersigned have caused this Restated Certificate of Incorporation to be executed by the undersigned officers, thereunto duly authorized, this 25th day of September, 2012.

KENNETH COLE PRODUCTIONS, INC.

By:	/s/ Paul Blum
Name:	Paul Blum
Title:	Chief Executive Officer

By:	/s/ Michael F. Colosi
Name:	Michael F. Colosi
Title:	Secretary